                           ADOBE SYSTEMS INCORPORATED

                                  EXHIBIT 11

                   COMPUTATION OF EARNINGS PER COMMON SHARE
                    (In thousands, except per share data)



                                                            Quarters Ended
                                                  ------------------------
                                                    March 3    February 25
                                                       1995           1994
                                                  ----------    ----------

Net income                                        $   34,350    $   19,093
                                                  ----------    ----------
                                                  ----------    ----------

Primary shares outstanding:
 Weighted average shares
  outstanding during the
  period                                              61,562        58,844

 Common stock equivalent
  shares                                               2,481         2,445
                                                  ----------    ----------
                                                      64,043        61,289
                                                  ----------    ----------
                                                  ----------    ----------



Fully diluted shares outstanding:
 Weighted average shares
  outstanding during the
  period                                              61,562        58,844

 Common stock equivalent
  shares                                               2,929         2,849
                                                  ----------    ----------
                                                      64,491        61,693
                                                  ----------    ----------
                                                  ----------    ----------


Primary net income per
 common stock and
 common stock equivalent
 share                                            $      .54    $      .31
                                                  ----------    ----------
                                                  ----------    ----------

Fully diluted net income per
 common stock and common
 stock equivalent share                           $      .53    $      .31
                                                  ----------    ----------
                                                  ----------    ----------




                                     37